UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 7, 2025

Soulpower Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42582	98-1793430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 West 55th Street, 17th Floor, New York, New York 10019

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 201-282-6717

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one right	SOULU	NYSE
Class A ordinary shares, par value $0.0001 per share	SOUL	NYSE
Rights, each right entitling the holder to receive one-tenth (1/10) of one Class A ordinary share upon the consummation of the initial business combination	SOULR	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and Consulting Agreement

On July 7, 2025, the Company appointed Mr. Joshua Lafazan as President of the Company and entered into a consulting agreement with him (“President Consulting Agreement”).

Mr. Lafazan was a member of the Nassau County Legislature from the 18th district from January 2018 to December 2023. He attended Cornell University for bachelor of science degree and Harvard University for his masters of education degree. He is currently a doctoral candidate in education at the University of Pennsylvania. He also teaches a course on running for office as a young candidate at Long Island University.

The Company and Mr. Lafazan have entered into a consulting agreement (the “President Consulting Agreement”) pursuant to which Mr. Lafazan will serve as President from the date of the agreement until the consummation of the Company’s business combination, unless terminated earlier. His duties include 1) investor relations, 2) government relations and 3) community relations. Mr. Lafazan will receive consulting fees of $7,500 per month.

The foregoing description of the President Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the President Consulting Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference

Mr. Lafazan is the brother of Justin Lafazan, Chief Executive Officer and Chairman of the Board. Other than that, Mr. Lafazan does not have a family relationship with any director or executive officer of the Company (or any person nominated or chosen by the Company to become a director or executive officer of the Company) or a direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K.

Consulting Agreement with Chief Financial Officer

On July 7, 2025, the Company entered into a consulting agreement with Teresa Strassner, the Chief Financial Officer of the Company (“CFO Consulting Agreement”).

The CFO Consulting Agreement is in effect from the date of the agreement until the consummation of the Company’s business combination unless terminated earlier. Ms. Strassner will receive consulting fees of $10,000 per month pursuant to the CFO Consulting Agreement.

2

The foregoing description of the CFO Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the CFO Consulting Agreement, a copy of which is attached as Exhibit 10.2 hereto and is incorporated herein by reference

Ms. Strassner does not have a family relationship with any director or executive officer of the Company (or any person nominated or chosen by the Company to become a director or executive officer of the Company) or a direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description

10.1	Consulting Agreement dated July 7, 2025 between Soulpower Acquisition Corporation and Joshua Lafazan.

10.2	Consulting Agreement dated July 7, 2025 between Soulpower Acquisition Corporation and Teresa Strassner.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Soulpower Acquisition Corporation

	By:	/s/ Justin Lafazan
	Name:	Justin Lafazan
	Title:	Chief Executive Officer

Dated: July 11, 2025

4